As filed with the Securities and Exchange Commission on January 27, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	72-1121985 (I.R.S. Employer Identification Number)

Eight Greenway Plaza

Suite 1330

Houston, TX 77046

(713) 626-8525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tracy W. Krohn

W&T Offshore, Inc.

Eight Greenway Plaza

Suite 1330

Houston, TX 77046

(713) 626-8525

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Virginia Boulet Adams and Reese LLP 4400 One Houston Center 1221 McKinney 44th Floor Houston, TX 77010 (713) 652-5151	Kelly B. Rose Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, TX 77002 (713) 229-1796

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ File No. 333-115103

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $.00001 per share	—	$19.00	$46,086,238	$5,424.35

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered are not included in this table.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-115103), as amended, is registered hereby.
(4)	The registrant previously registered an aggregate of $230,431,250 in common stock on the Registration Statement on Form S-1 (File No. 333-115103), for which a filing fee of $29,147.26 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

W&T Offshore, Inc., a Texas corporation, is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the initial public offering of our common stock contemplated by the Registration Statement of Form S-1 (File No. 333-115103), as amended (the “Prior Registration Statement”), which was originally filed by us with the Securities and Exchange Commission (the “Commission”) on May 3, 2004 and declared effective by the Commission on January 27, 2005.

The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(A) Exhibits:

Exhibit Number	Description of Exhibits

5.1	Opinion of counsel to W&T Offshore, Inc.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Netherland Sewell & Associates, Inc., Independent Petroleum Engineers

23.3	Consent of counsel to W&T Offshore, Inc. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-115103) filed with the Commission on May 3, 2004 and incorporated herein by reference).

(B) Financial Statement Schedules:

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 2005.

W&T OFFSHORE, INC.

By:	/S/ W. REID LEA
W. Reid Lea Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on January 27, 2005.

Signature	Title

/S/ TRACY W. KROHN Tracy W. Krohn	Chairman, Chief Executive Officer, President and Treasurer and Director (Principal Executive Officer)

/S/ W. REID LEA W. Reid Lea	Chief Financial Officer (Principal Financial Officer)

* William W. Talatuse	Vice President of Accounting and Chief Accounting Officer (Principal Accounting Officer)

* Jerome F. Freel	Director

* Stuart B. Katz	Director

* James L. Luikart	Director

By:	/S/ W. REID LEA
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of counsel to W&T Offshore, Inc.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Netherland Sewell & Associates, Inc., Independent Petroleum Engineers

23.3	Consent of counsel to W&T Offshore, Inc. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-115103) filed with the Commission on May 3, 2004 and incorporated herein by reference).